UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C
(Rule 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
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☒	Definitive Information Statement

Digital Media Solutions, Inc.
(Name of Registrant as Specified in its Charter)
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DIGITAL MEDIA SOLUTIONS, INC.
4800 140th Avenue N., Suite 101
Clearwater, Florida 33762
NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING
To our Stockholders:
We are furnishing this Notice and the accompanying Information Statement to the stockholders of Digital Media Solutions, Inc., a Delaware corporation (together with its subsidiaries, the “Company,” “we,” “us” or “our”), as of April 28, 2023 (the “Record Date”), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The purpose of this Notice is to notify our stockholders that, on April 28, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of our outstanding voting capital stock, including our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), Class B Common Stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), approved by written consent resolutions authorizing (i) the issuance and sale of up to 80,000 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock, at a purchase price of $100.00 per share of Preferred Stock, and warrants to purchase 14,444,444 shares of Class A Common Stock, at an exercise price of $0.6453 per share (the “Warrants”), pursuant to a Securities Purchase Agreement dated as of March 29, 2023 among the Company and the purchasers party thereto (the “SPA”) and the issuance of Class A Common Stock in connection with the conversion of the shares of Preferred Stock and exercise of the Warrants, including amounts in excess of the aggregate number of shares of Class A Common Stock permitted under the rules or regulations of the New York Stock Exchange (collectively, the “Issuance”); and (ii) the board of directors of the Company (the “Board”) to approve and elect to adopt an amendment (the “Amendment,” and together with the Issuance, the “Actions”) to our restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of our Common Stock at a ratio to be determined by the Board prior to the effective time of the Amendment of not less than 1-for-2 and not more than 1-for-30.
The enclosed Information Statement is being furnished to you to inform you that the Actions have been approved by the Majority Stockholders. The approval of the Issuance will become effective 20 days after the accompanying Information Statement is first mailed to our stockholders. The approval of the Amendment will become effective when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after the Information Statement is first mailed to our stockholders.
The Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the Actions was approved by the written consent of the Majority Stockholders. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.
This notice and the enclosed information statement are being mailed on or about May 16, 2023 to stockholders of record at the close of business on April 28, 2023. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will not be implemented prior to June 5, 2023, which is twenty (20) calendar days following the date on which the definitive form of this information statement is first mailed to our stockholders.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THE INFORMATION STATEMENT.
By Order of the Board of Directors,

Joseph Marinucci
President and Chief Executive Officer
May 16, 2023

DIGITAL MEDIA SOLUTIONS, INC.
4800 140th Avenue N., Suite 101
Clearwater, Florida 33762
INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934
This Information Statement has been filed Digital Media Solutions, Inc. (together with its subsidiaries, the “Company,” “we,” “us” or “our”) with the Securities and Exchange Commission (the “SEC”) and is being furnished pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders that on April 28, 2023, stockholders (the “Majority Stockholders”) holding at least a majority of our outstanding voting capital stock, including our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), Class B Common Stock, par value $0.0001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), and Series B Convertible Redeemable Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), approved by written consent resolutions authorizing (i) the issuance and sale of up to 80,000 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock, at a purchase price of $100.00 per share of Preferred Stock, and warrants to purchase 14,444,444 shares of Class A Common Stock, at an exercise price of $0.6453 per share (the “Warrants”), pursuant to a Securities Purchase Agreement dated as of March 29, 2023 among the Company and the purchasers party thereto (the “SPA”) and the issuance of Class A Common Stock in connection with the conversion of the shares of Preferred Stock and exercise of the Warrants, including amounts in excess of the aggregate number of shares of Class A Common Stock permitted under the rules or regulations of the New York Stock Exchange (collectively, the “Issuance”); and (ii) the board of directors of the Company (the “Board”) to approve and elect to adopt an amendment (the “Amendment,” and together with the Issuance, the “Actions”) to our restated certificate of incorporation (as amended, the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of our Common Stock at a ratio to be determined by the Board prior to the effective time of the Amendment of not less than 1-for-2 and not more than 1-for-30.
This Information Statement is being furnished to holders of our outstanding Common Stock and Preferred Stock as of the close of business on April 28, 2023 (the “Record Date”), pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”) and Article Fourth of our Certificate of Incorporation (the “Certificate of Incorporation”). This Information Statement is first being mailed on or about May 16, 2023 to stockholders of record as of the Record Date.
Vote Required
Approval of the Issuance. Under the rules of the New York Stock Exchange, stockholders holding a majority of the outstanding voting power of the Company must approve the Issuance. As of the Record Date, there were (i) 40,037,076 shares of Class A Common Stock, (ii) 25,699,464 shares of Class B Common Stock, (iii) 80,000 shares of Class A Preferred Stock and (iv) 60,000 shares of Class B Preferred Stock. Each share of our outstanding Common Stock was entitled to one vote on the Amendment. Holders of the outstanding shares of Preferred Stock were entitled to an aggregate 24,081,822 votes on the Amendment. Accordingly, as of the Record Date, we had outstanding Common Stock and Preferred Stock representing an aggregate 89,818,362 votes. On April 28, 2023, the Majority Stockholders, representing stockholders holding Common Stock and Preferred Stock representing approximately 70% of the voting power of our outstanding Common Stock and Preferred Stock (or approximately 83% of the voting power of our outstanding Common Stock immediately prior to the issuance of the Preferred Stock), executed the written consent approving the Amendment.
Approval of the Amendment. Under the DGCL, our Certificate of Incorporation and bylaws (the “Bylaws”), approval of stockholders holding a majority of our outstanding Common Stock and Preferred Stock, voting together as a single class, is necessary to authorize the Amendment. As of the Record Date, there were (i) 40,037,076 shares of Class A Common Stock, (ii) 25,699,464 shares of Class B Common Stock, (iii) 80,000 shares of Class A Preferred Stock and (iv) 60,000 shares of Class B Preferred Stock. Each share of our outstanding Common Stock was entitled to one vote on the Amendment. Holders of the outstanding shares of Preferred Stock were entitled to an aggregate 24,081,822 votes on the Amendment. Accordingly, as of the Record Date, we had outstanding Common Stock and Preferred Stock representing an aggregate 89,818,362 votes. On April 28, 2023, the Majority Stockholders, representing stockholders holding Common Stock and Preferred Stock representing approximately 70% of the voting power of our outstanding Common Stock and Preferred Stock, executed the written consent approving the Amendment.
Effective Date of Stockholder Approvals
Approval of the Issuance. The approval of the Issuance will become effective 20 days after this Information Statement is first mailed to our stockholders, or June 5, 2023.
Approval of the Amendment. The approval of the Amendment will become effective when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after the Information Statement is first mailed to our stockholders, June 5, 2023. After such 20-day period, to the Board may file the Amendment with the Secretary of State of the State of Delaware, which filing would result in the Reverse Stock Split becoming effective. The Board reserves the right to elect to delay or abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not then in the best interests of the Company and its stockholders.
This information statement is being mailed on or about May 16, 2023 to stockholders of record at the close of business on April 28, 2023.
No Appraisal Rights
Neither Delaware law, including the DGCL, nor our Certificate of Incorporation or Bylaws provide for dissenter’s rights of appraisal, and the Company will not independently provide our stockholders with any such rights, in connection with Actions discussed in this Information Statement.
Interests of Certain Persons
In connection with the Issuance, Joseph Marinucci, Fernando Borghese and Matthew Goodman, each of whom are officers and founders of the Company, and certain entities affiliated with existing shareholders of the Company and directors of our Company, acquired Series B Preferred Stock and Warrants in the amounts set forth below:
Purchaser	Series B Preferred Stock	Warrants
Lion Capital (Guernsey) Bridgeco Limited	28,671	2,958,099
Leo Investors VII LP	11,330	1,168,886
Joseph Marinucci	7,500	773,809
Fernando Borghese	10,000	1,031,746
Matthew Goodman	2,500	257,937
Joseph Marinucci
Mr. Marinucci has served as Chief Executive Officer of DMS since co-founding DMS in 2012 and a Director since 2020.
Fernando Borghese
Mr. Borghese has served as Chief Operating Officer of DMS since co-founding DMS in 2012 and has served as a Director since the completion of the Company’s Business Combination in July 2020.
Matthew Goodman
Mr. Goodman has served as the Chief Information Officer of DMS since co-founding DMS in 2012.

Lyndon Lea
Mr. Lea has served as a Director since the completion of the Business Combination in July 2020. Mr. Lea is a founder of Lion Capital and has served as its Managing Partner since its inception in 2004.
Robert Darwent
Mr. Darwent has served as a Director since the completion of the Business Combination in July 2020. Alongside Mr. Lyndon Lea, Mr. Darwent is a founder of Lion Capital where he sits on the Investment Committee and Operating Committee of the firm.
Costs of the Information Statement
We are mailing this Information Statement and will bear the costs associated therewith. We are not making any solicitations. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock and Preferred Stock held of record by them, and will reimburse such persons for their reasonable charges and expenses in connection therewith.

ACTION I - APPROVAL OF STOCK ISSUANCE
On April 28, 2023, the Majority Stockholders approved (i) the issuance and sale of up to 80,000 shares of the Series A Preferred Stock and 60,000 shares of the Series B Preferred Stock at a purchase price of $100.00 per share of Preferred Stock, and Warrants to purchase 14,444,444 shares of Class A Common Stock, at an exercise price of $0.6453 per share, pursuant to the SPA and (ii) the issuance of Class A Common Stock in connection with the conversion of the shares of Preferred Stock and exercise of the Warrants, including amounts in excess of the aggregate number of shares of Class A Common Stock permitted under the rules of the New York Stock Exchange.
Reasons to Effect the Issuance
The Board, which approved the issuance on March 29, 2023 subject to approval by the Majority Stockholders, did so in order to raise capital for general corporate purposes, including to continue growing the Company’s business, to further advance the Company’s business plan and top enhance shareholder value. The Issuance resulted in gross proceeds to the Company of $14 million.
The effect of the Issuance upon the market price for our Common Stock cannot be predicted, and there can be no assurance that the market price per share of our Common Stock after the Issuance will rise or fall. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares authorized.
Reasons for Approval of the Issuance
Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”), and we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires shareholder approval prior to the issuance of Class A Common Stock, or securities convertible into or exercisable for Class A Common Stock, in any transaction or series of transactions if (i) the Common Stock to be issued has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such Common Stock or of securities convertible into or exercisable for Common Stock, (ii) the number of shares of Common Stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of Common Stock outstanding before the issuance of the Common Stock or of securities convertible into or exercisable for Common Stock, or (iii) the number of shares of Common Stock to be issued, or if the number of shares of Common Stock into which the securities may be convertible or exercisable, to a director, officer or substantial security holder of the company exceeds either 1% of the number of shares of Common Stock or 1% of the voting power outstanding before the issuance.
Under NYSE rules, stockholders holding a majority of the outstanding voting power of the Company must approve the Issuance because the number of shares of Class A Common Stock issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants issued pursuant to the SPA would exceed the foregoing thresholds.
The Securities Purchase Agreement
Pursuant to the SPA, the Company agreed to issue and sell of up to 80,000 shares of the Series A Preferred Stock and 60,000 shares of the Series B Preferred Stock at a purchase price of $100.00 per share of Preferred Stock, and Warrants to purchase 14,444,444 shares of Class A Common Stock. The Warrants have a 5-year maturity and an exercise price equal to $0.6453, subject to adjustment and the beneficial ownership limitations set forth in the applicable warrant agreement. The SPA contains representations, warranties, covenants, and indemnities customary for transactions of this type and provides for customary termination rights of the parties.
The foregoing description of the material terms of the SPA does not purport to be complete and is qualified in its entirety by reference to the complete text of the SPA.

The Preferred Stock
The Company has filed the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Redeemable Preferred Stock (the “Series A Certificate of Designation”) and the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Redeemable Preferred Stock (the “Series B Certificate of Designation” and, together with the Series A Certificate of Designation, the “Certificates of Designation”) with the Secretary of State of the State of Delaware. The material terms of the Preferred Stock set forth in the Certificates of Designation are as follows:
Designation and Amount
The Series A Certificate of Designation designates 80,000 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock, with each share having a par value of $0.0001 per share and a stated value equal to $111.11 (as adjusted pursuant to the Certificates of Designation, the “Stated Value”).
Ranking and Liquidation Preference
Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), prior and in preference to the Common Stock (and, in the case of the Series A Preferred Stock, the Series B Preferred Stock), holders of Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount equal in cash to 115% of the aggregate Stated Value of all shares of Preferred Stock held by such holder, plus any accrued but unpaid Dividends (as defined below) thereon any other fees then due and owing thereon under the Certificates of Designation, and no more, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.
Dividend
Each holder of Preferred Stock is entitled to receive dividends of 4.0% per annum (“Dividends”), which Dividends are cumulative and continue to accrue and compound annually whether or not declared and whether or not in any fiscal year there shall be net profits or surplus available for the payment of dividends in such fiscal year. Dividends are payable on each conversion or redemption date for the applicable Preferred Stock.
Voting Rights
Except as otherwise required by the DGCL or the Certificate of Incorporation (including the Certificates of Designation), each share of Preferred Stock is entitled to vote on each matter submitted to a vote of the stockholders generally and shall vote together with the Common Stock and any other class or series of capital stock entitled to vote thereon as a single class and on an as converted to Common Stock basis. Notwithstanding the foregoing, at no time shall the voting power of a share of Preferred Stock voting on an as converted basis exceed the voting power of such share based upon the conversion price of $0.6453 per share.
Holders of the Preferred Stock have the right to consent to various actions by the Company, including, but not limited to entering into or incurring any liens; amending the charter documents of the Company or its subsidiaries; repurchasing or otherwise acquiring any capital stock; paying cash dividends or distributions on any equity securities, other than the payments with respect to the Preferred Stock; engaging in any materially different line of business, or modifying its corporate structure or purpose; allowing the Company or its subsidiaries to fail to maintain good standing in their relevant jurisdictions; failing to take all actions necessary to maintain all intellectual property; allowing the Company or its subsidiaries to fail to maintain insurance; entering into any transaction with any affiliate of the Corporation which would be publicly disclosed (unless made on an arm’s length basis and approved by a majority of disinterested directors of the Company); entering into a transaction to sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or its subsidiaries unless in the ordinary course of business; and allowing the cash balance of the Company to fall below $10 million at any time while the Series A Preferred Stock is outstanding.
Conversion
The Series A Preferred Stock is convertible at the option of the holder at any time into shares of Common Stock at a fixed conversion price of $0.56 (the “Conversion Price”), which Conversion Price is subject to adjustment but not below a price of $0.484. In addition, at any time at the option of the holder, the Preferred Stock may be converted at the option of the holder into shares of Common Stock at a conversion price at the lower of (i) 90% of the arithmetic average of the three lowest volume-weight average prices (“VWAPs”) during the 20 trading days before a conversion notice is delivered and (ii) 90% of the VWAP of the trading day before a notice of conversion is delivered (the “Alternate Conversion Price”).
Redemption
The Company is required to redeem one-tenth of the number of shares of each series of Preferred Stock on a pro rata basis among all of the holders of each series commencing on the earlier of (i) the three-month anniversary of the closing of the preferred offering and on each successive monthly anniversary date thereafter and (ii) the date a registration statement relating to the underlying shares of Common Stock is declared effective and on each successive monthly anniversary date thereafter. The form of such redemptions is at the option of the Company and may be (i) in cash at 104% of the stated value of the Preferred Stock, plus accrued and unpaid dividends and any other amounts due (the “Mandatory Redemption Price”), (ii) in shares of Common Stock or (iii) a combination thereof.
Each series of Preferred Stock provides for the ability of a holder to require the Company to redeem all of the holder’s shares of Preferred Stock at any time after June 15, 2023 (the “Accelerated Redemption Date”). In addition, the Company may elect to redeem all of the shares of the Series A Preferred Stock, but not Series B Preferred Stock, after the Accelerated Redemption Date. At the option of the holder being redeemed, an accelerated redemption will be (i) in cash at the Mandatory Redemption Price, (ii) in shares of Common Stock or (iii) a combination thereof.
Upon a change of control, the holders of the Preferred Stock may require the Company to redeem any outstanding Preferred Stock in cash at 115% of the greater of (i) the redemption price or (ii) the then prevailing conversion value, plus in each case accrued but unpaid interest and any other amounts owed.
Upon the occurrence of certain events, including, but not limited to (i) the failure of the Company to maintain a minimum cash and cash equivalent balance of $10.0 million; (ii) a default under existing indebtedness of the Company or any subsidiary of at least $50.0 thousand that results in the acceleration of such indebtedness; (iii) the failure to file required reports under the Securities Exchange Act of 1934, as amended; and (iv) the failure to deliver common stock following the conversion of Preferred Stock into common stock, the holders of Preferred Stock may require the Company to redeem any outstanding Preferred Stock in cash at a price equal to 115% of the redemption price.
Under any scenario in which a holder of Preferred Stock has elected to have its Preferred Stock redeemed for cash, and such cash payment required to be made by the Company has not been made, then the Holder may provide to the Company written notice within five business days that the holder desires to retain its shares of Preferred Stock that have not been redeemed and sell the shares to a third party.
Registration Rights
The Company has agreed to provide customary resale registration rights to the holders of Preferred Stock with respect to the Class A Common Stock received by such holders upon conversion or redemption of their shares of Preferred Stock and exercise of their Warrants.
Other Matters
The Series A Preferred Stock does not any no sinking fund provisions or rights.
Pursuant to the Securities Purchase Agreement, for 24 months following closing of the offering, the purchasers of the Preferred Stock will have a right to participate on a pro rata basis in the aggregate up to 35% of any subsequent debt or equity financing conducted by the Company. Without the prior consent of the holders of Preferred Stock, the Company is prohibited from issuing common stock until 90 days after effective date of resale registration statement, subject to customary exceptions, and the Company is prohibited from entering into certain variable rate equity transactions while the Preferred Stock remain outstanding.
Upon completion of a subsequent offering of debt or equity by the Company, the holders of Preferred Stock have the right (but not the obligation) to apply 35% of the gross proceeds of such subsequent placement to redeem the preferred stock.
There is no established trading market for the Series A Preferred Stock, and the Company does not expect a market to develop. The Company does not intend to apply for a listing for the Series A Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series A Preferred Stock will be limited.

This section describes the material terms of the Certificates of Designation. The foregoing description of the Certificates of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificates of Designation.
Potential Effects of the Issuance
General
The Issuance will not affect the par value of our Common Stock. As a result, on the effective date of the Issuance, the stated capital on our balance sheet attributable to our Common Stock will remain the same. The per share net income or loss and net book value of our Common Stock will remain the same.
The Issuance will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.
Anti-Takeover Effects of the Issuance and Dilution
THE OVERALL EFFECT OF THE ISSUANCE MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER.
The Issuance could make the accomplishment of a merger or similar transaction more difficult, even if, it is beneficial to shareholders. In connection with certain fundamental changes with respect to the Company, including a change of control, holders of Series A Preferred Stock and Series B Preferred Stock would have the right to (i) receive the as-converted value of the Company’s Common Stock at the then-current Conversion Price, (ii) require the Company to redeem the Series A Preferred Stock and Series B Preferred Stock in cash for the Redemption Amount or (iii) if a non-cash change of control, retain their shares of Series A Preferred Stock and Series B Preferred Stock. The potential need to redeem the Series A Preferred Stock and Series B Preferred Stock at a significant premium could result in an anti-takeover effect. In addition, conversion of the Series A Preferred Stock and Series B Preferred Stock could dilute the stock ownership or voting rights of persons seeking to obtain control of the Company and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Management might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent stockholders that would provide an above market premium, by issuing additional shares to frustrate the take-over effort.
The conversion or redemption of Preferred Stock of the Company could have the effect of decreasing the trading price of Company Common Stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Company Common Stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

ACTION II - REVERSE STOCK SPLIT
On April 28, 2023, our Board and the Majority Stockholders approved the Amendment, substantially in the form set forth on Appendix A, which would effect the Reverse Stock Split. The approval of the Amendment will become effective when we file the Amendment with the Secretary of State of the State of Delaware. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders, June 5, 2023. After such 20-day period, the Board may file the Amendment with the Secretary of State of the State of Delaware, which filing would result in the Reverse Stock Split becoming effective.
The Board is authorized to effect the Reverse Stock Split at a ratio to be determined by the Board prior to the effective time of the Amendment of not less than 1-for-2 and not more than 1-for-30. The Board reserves the right to elect to delay or abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is not then in the best interests of the Company and its stockholders.
Reasons to Effect a Reverse Stock Split
The Board believes that the increase in the number of available shares of Common Stock following the Reverse Stock Split will provide the Company with the ability to support its future anticipated growth and will provide greater flexibility to consider and respond to future business opportunities and needs as they arise, including equity financings and stock-based acquisitions of new technology and product development candidates. The availability of additional shares of Common Stock will permit the Company to undertake certain of the foregoing actions without delay and expense associated with holding a Special Meeting of Shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our Common Stock.
Additionally, the increased market price per share of our common stock as a result of the Reverse Stock Split may result in the Company’s compliance with the listing requirements under NYSE Listed Company Manual by bringing its share price and average share price above $1.00. Current and prospective investors and the brokerage community may view an investment in our Common Stock more favorably if our Common Stock is listed on NYSE. Taking into such consideration such minimum price requirement, the Board may select an appropriate ratio to effectuate the Reverse Stock Split. The reduction in the number of issued and outstanding shares of Common Stock as a result of the Reverse Stock Split is, absent other factors, expected to increase the market price of our Common Stock by a multiple to a level above the current market trading price. There is no assurance that, even if the Reverse Stock Split results in the Common Stock meeting any applicable minimum price requirement, that the Company will meet all other requirements for listing our Common Stock on NYSE or that its listing application will be approved.
Potential Effects of the Proposed Reverse Stock Split
General
Upon effectiveness of the Reverse Stock Split, our outstanding Common Stock will be combined, such that up to 30 shares of existing Common Stock will be combined into one new share of Common Stock. As of the Record Date, the Company had 65,736,540 shares of our Common Stock outstanding, with a total of 700,000,000 authorized shares. As a result, the Reverse Stock Split, if and when effected by the Board, will decrease the Company’s issued and outstanding shares of Common Stock. The table below shows, as of the Record Date, the number of outstanding shares of Common Stock that would result from the Reverse Stock Split (without giving effect to the treatment of fractional shares) if our Board were to approve a Reverse Stock Split in the ratio of 1-for-2 (the lower end of the authorized range), 1-for-15 (a midpoint of the authorized range) or 1-for-30 (the maximum authorized range).
Reverse Stock Split Ratio	Approximate Number of Outstanding Shares of Common Stock Following the Reverse Stock Split
1-for-2	32,868,270
1-for-15	4,382,436
1-for-30	2,191,218
Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the Company’s issued and outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split. The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power (subject to the treatment of fractional shares). The Amendment will also not change the terms of our Common Stock, which will continue to have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock currently outstanding. Our Common Stock will also remain duly authorized, fully paid and non-assessable.
Establishing the Ratio
The Board believes that the ability to determine the timing and to set the ratio within a range will provide it with the flexibility to implement the Reverse Stock Split in a manner that maximizes the anticipated benefits for the Company and our stockholders. In determining whether to implement the Reverse Stock Split and the specific ratio for the Reverse Stock Split, the Board may consider, among other things, factors such as:
•	the historical trading price and trading volume of our common stock;
•	the prevailing trading price and trading volume of our Common Stock, and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;
•	the anticipated impact of the Reverse Stock Split on the Company’s ability to raise additional financing;
•	the initial listing requirements of NYSE, including the minimum listing price; and
•
the number of authorized shares of Common Stock available for issuance pursuant to the Company’s obligations under outstanding Preferred Stock, convertible notes and debentures, warrants, options and other convertible securities.

Impact on Shares of Common Stock Available for Future Issuance
Currently, we are authorized to issue up to 700,000,000 shares of Common Stock, of which approximately 65,736,540 shares of Common Stock were issued and outstanding as of the Record Date. In connection with the Reverse Stock Split, our Board has determined to keep the total number of authorized shares of Common Stock the same under our Certificate of Incorporation after giving effect to the Reverse Stock Split. As a result, we will have the ability to issue a greater percentage of our Common Stock in relation to our outstanding shares after the Reverse Stock Split than we currently have.
The additional shares of Common Stock authorized for issuance would have the same rights and privileges under our Certificate of Incorporation as the shares of Common Stock currently authorized for issuance. Holders of the Company’s Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issues of Common Stock or securities convertible into Common Stock.
Our Board believes that the availability of additional authorized shares of Common Stock is in the best interests of the Company and its stockholders and will provide us with additional flexibility, including having shares available for issuance for such corporate purposes as the Board may determine in its discretion, including, without limitation:
•
exercise or conversion of securities convertible into, or exercisable for, shares of common stock (including the outstanding Preferred Stock, convertible notes and debentures, warrants, options and other convertible securities);

•	future acquisitions;
•	investment opportunities;
•	stock dividends or other distributions;
•	issuance in connection with compensation arrangements, including pursuant to future equity compensation plans; and
•	future financings and other corporate purposes.
The Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of common stock (except shares of common stock that may be issued upon conversion or exercise of the Preferred Stock, convertible notes and debentures, warrants, options and other convertible securities).
No further stockholder approval is required to issue any additional shares of common stock. Any issuance of additional shares of common stock could have the effect of diluting any future earnings per share and book value per share of the outstanding shares of our common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.
Potential Odd Lots
The Reverse Stock Split could result in some stockholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.
Accounting Matters
The Reverse Stock Split would not affect the par value of our Common Stock, which will remain $0.0001 per share of Common Stock. As a result, upon effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.
No Going Private Transaction
The Reverse Stock Split is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Effect on Preferred Stock
Upon the effectiveness of the Reverse Stock Split, the conversion price at which our Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock is convertible into Common Stock will be automatically proportionately adjusted. Holders of all of our outstanding Series A Convertible Redeemable Preferred Stock and Series B Convertible Redeemable Preferred Stock have also agreed that the conversion price at which such stock is convertible into Common Stock will be proportionally adjusted. As a result, the proportionate voting rights and other rights of the holders of our Preferred Stock will not be affected by the Reverse Stock Split.
Effect on Options and Warrants
Upon effectiveness of the Reverse Stock Split, all outstanding options and warrants will be adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants may decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the Reverse Stock Split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the Reverse Stock Split.
Registration and Trading of our Common Stock
Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to periodic reporting and other requirements of the Exchange Act. If the Board determines to implement the Reverse Stock Split, the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act or our obligation to publicly file financial and other information with the SEC. If a Reverse Stock Split is implemented, our Common Stock will begin trading on a post-split basis after the Effective Time. We will announce the Effective Time and timing for post-split trading to commence in a press release at the time of implementation. On the date that our Common Stock begins trading on a post-split basis, we expect that our trading symbol as quoted on the NYSE will change to “DMSD.” The “D” will be removed 20 business days from that date, and the symbol will revert to the original symbol of “DMS.” In connection with the Reverse Stock Split, the Company’s CUSIP number (which is an identifier used by participants in the securities industry to identify our Common Stock) will change to a number that will also be announced in such press release.
Effectiveness of Amendment
If implemented, the Reverse Stock Split will be effective upon filing of the Amendment with the Secretary of State of the State of Delaware or such other time as specified in such Amendment (the “Effective Time”) without any action on the part of our stockholders and without regard to the date that any stock certificates representing the stock prior to the Reverse Stock Split are physically surrendered. For the avoidance of doubt, the Amendment will not be filed with the Secretary of State of the State of Delaware on a date that is earlier than 20 days after this Information Statement is first mailed to our stockholders. The Amendment will be in substantially the form attached to this Information Statement as Appendix A.
Exchange of Book-Entry Shares
Upon effectiveness of the Reverse Stock Split, stockholders whose shares are held in “street name” with a broker or other nominee, either as direct or beneficial owners, will have their holdings automatically exchanged by their brokers to give effect to the Reverse Stock Split. In addition, stockholders whose shares are held in book-entry form on the books of our transfer agent, Computershare, will have their holdings automatically exchanged by Computershare to give effect to the Reverse Stock Split. Computershare will issue new statements of holdings following such exchange.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share due to holding a number of shares not evenly divisible by the exchange ratio within the specified range will have the number of new shares to which they are entitled rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.
Dissenters’ Rights of Appraisal
The Stockholders have no right under Delaware Corporate Law, the Company’s articles of incorporation consistent with above, or Bylaws to dissent from any of the provisions adopted in the Amendments.
Certain United States Federal Income Tax Consequences of the Reverse Stock Split
The following is a discussion of certain material U.S. federal income tax consequences of the Reverse Stock Split. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations promulgated under the Code, judicial decisions and administrative rulings, all as of the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and could cause the U.S. federal income tax consequences of the Reverse Stock Split to vary substantially from those described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on net investment income). Nor does it address any aspects of U.S. state or local or non-U.S. taxation. We have not and do not intend to seek any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any U.S. federal income tax consequences described herein. There can be no assurance that the IRS will not take positions inconsistent with the consequences discussed below or that any such positions would not be sustained by a court. All stockholders are urged to consult with their tax advisors with respect to the tax consequences of the Reverse Stock Split.
This discussion applies only to stockholders that are U.S. Holders (as defined below) and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting; (vii) stockholders whose functional currency is not the U.S. dollar; (viii) persons holding our Common Stock as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction; (ix) persons who acquired shares of our Common Stock in connection with employment or other performance of services; (x) U.S. expatriates; (xi) partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes); and (xii) S corporations. This discussion assumes that the pre-Reverse Stock Split shares of Common Stock were, and the post-Reverse Stock Split shares of Common Stock will be, held as a “capital asset,” as defined in Section 1221 of the Code. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

As used herein, the term “U.S. Holder” is a beneficial owner of Common Stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States,
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or
•
a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

ALL STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.
The Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes within the meaning of Section 368(a)(1)(E) of the Code that is not part of a plan to periodically increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company. The remainder of this discussion assumes the Reverse Stock Split is so treated.
A U.S. Holder should not recognize gain or loss upon the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the shares of our Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our Common Stock surrendered, and such U.S. Holder’s holding period in the shares of our Common Stock received should include the holding period in the shares of our Common Stock surrendered therefor. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our Common Stock surrendered to the shares of our Common Stock received pursuant to the Reverse Stock Split. U.S. Holders that acquired shares of our Common Stock on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

ADDITIONAL INFORMATION
The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).
The following documents as filed with the Commission by the Company are incorporated herein by reference:
•	Annual Reports on Form 10-K/A for the year ended December 31, 2022, filed on April 5, 2023 and May 1, 2023, respectively.
•	Current Reports on Form 8-K filed on April 5, 2023, April 17, 2023, May 4, 2023 and May 9, 2023.
•	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2023, filed on May 15, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
The following table sets forth certain information known to us regarding the beneficial ownership of shares of our Common Stock and Preferred Stock as of the close of business on April 26, 2023 by:
•	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of any class of our Common Stock;
•	each of our named executive officers and directors; and
•	all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have or will have as of April 26, 2023, as applicable, sole voting and investment power with respect to the voting securities beneficially owned by them.
Name and Address of Beneficial Owners(1)	Series A Preferred Stock		Series B Preferred Stock		Class A Common Stock		Class B Common Stock		Total Voting Securities
	Number of Shares(2)	% of Series(3)	Number of Shares(2)	% of Series(3)	Number of Shares	% of Class(3)	Number of Shares	% of Class(3)	Number of Shares	%(3)
Prism Data, LLC(4)	—	—%	—	—%	18,958,914	47.4%	25,699,464	100.0%	44,658,378	43.9%
Clairvest Group Inc. and affiliates(5)	—	—%	—	—%	18,095,319	45.2%	25,699,464	100.0%	43,794,783	43.0%
Lion Capital (Guernsey) BridgeCo Limited(6)	—	—%	8,646,732	72.6%	7,624,282	19.0%	—	—%	16,271,014	16.0%
Leo Investors Limited Partnership(7)	—	—%	3,416,681	28.7%	3,012,718	7.5%	—	—%	6,429,399	6.3%
3i, LP(8)	6,031,706	25.0%	—	—%	—	—%	—	—%	6,031,706	5.9%
Altium Growth Fund, LP(9)	6,031,706	25.0%	—	—%	—	—%	—	—%	6,031,706	5.9%
Anson Investments Master Fund LP(10)	4,825,365	20.0%	—	—%	—	—%	—	—%	4,825,365	4.7%
Nomis Bay Limited(11)	3,619,024	15.0%	—	—%	—	—%	—	—%	3,619,024	3.6%
BPY Limited(12)	2,412,683	10.0%	—	—%	—	—%	—	—%	2,412,683	2.4%
Anson East Master Fund LP(13)	1,206,341	5.0%	—	—%	—	—%	—	—%	1,206,341	1.2%
Joseph Marinucci(4)	—	—%	2,800,800	23.5%	19,670,070	49.1%	25,699,464	100.0%	48,170,334	66.7%
Lyndon Lea(6)	—	—%	8,646,732	72.6%	7,680,373	19.2%	—	—%	16,327,105	24.8%
Fernando Borghese(14)	—	—%	3,554,764	29.9%	809,565	2.0%	5,731,587	22.3%	10,095,916	15.0%
Luis Ruelas(15)	—	—%	—	—%	342	*	7,007,770	27.3%	7,008,112	10.7%
Matthew Goodman(16)	—	—%	496,027	4.2%	32,838	*	2,579,223	10.0%	3,108,088	4.7%
Mary E. Minnick(17)	—	—%	—	—%	60,800	0.2%	—	—%	60,800	*
Robert Darwent(18)	—	—%	—	—%	39,800	*	—	—%	39,800	*
Anthony Saldana(19)	—	—%	—	—%	53,083	0.1%	—	—%	53,083	*
Robbie Isenberg(5) (20)	—	—%	—	—%	—	—%	—	—%	—	—%
Maurissa Bell(5) (20)	—	—%	—	—%	—	—%	—	—%	—	—%
All DMS’ directors and executive officers as a group (11 individuals)	—	—%	15,498,323	130.2%	28,346,871	70.8%	25,699,464	100.0%	69,544,658	68.3%
*	Less than one tenth of a percent.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.
(2)
Series A and Series B Preferred shares are presented on as converted into Class A Common Stock basis assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock. Series A and Series B Preferred warrants are presented on a 1:1 converted into Class A Common Stock basis.

(3)
Assumes 39,957,187 shares of Class A Common Stock and 25,699,464 shares of Class B Common Stock. In addition, for each individual or entity that beneficially owns any warrants to purchase shares of Class A Common Stock, the number of outstanding shares that is assumed for purposes of calculating such individual’s or entity’s ownership percentages also includes the number of warrants beneficially owned by such individual or entity but, for the avoidance of doubt, does not include any outstanding warrants that are not beneficially owned by such individual or entity. In particular, (i) the number of outstanding shares used to calculate the ownership percentages of Leo Investors Limited Partnership includes 1,168,886 shares subject to warrants to purchase Class A Common Stock and 11,329 shares of common stock issuable upon conversion of Series B Preferred Stock; (ii) the number of outstanding shares used to calculate the ownership percentages of Prism Data, LLC includes 1,312,720 shares subject to warrants to purchase Class A Common Stock; (iii) the number of outstanding shares used to calculate the ownership percentages of Clairvest Group Inc. and affiliates includes 819,178 shares subject to warrants to purchase Class A Common Stock; (iv) the number of outstanding shares used to calculate the ownership percentages of Joseph Marinucci includes 1,312,720 shares subject to warrants to purchase Class A Common Stock and 7,500 shares of common stock issuable upon conversion of Series B Preferred Stock; (v) the number of outstanding shares used to calculate the ownership percentages of Fernando Borghese includes 1,570,657 shares subject to warrants to purchase Class A Common Stock and 10,000 shares of common stock issuable upon conversion of Series B preferred stock; (vi) the number of outstanding shares used to calculate the ownership percentages of Matthew Goodman includes 2,500 shares of common stock issuable upon conversion of Series B Preferred Stock; and (vii) the number of outstanding shares used to calculate the ownership percentages of Lion Capital (Guernsey) Bridgeco Limited includes warrants to purchase 2,958,098 shares of Class A Common Stock and 28,671 shares of common stock issuable upon conversion of Series B Preferred Stock. In addition, for each individual that beneficially owns any restricted stock units vesting with 60 days, the number of outstanding shares that is assumed for purposes of calculating such individual’s or entity’s ownership percentages also includes the number of shares of Class A Common Stock underlying such restricted stock units.
(4)
Based on information set forth in Amendment No. 4 to Schedule 13D/A filed with the SEC on March 3, 2023 and the Form 4 filed with the SEC on April 14, 2023. The Schedule 13D/A indicates Prism Data, LLC has shared voting power over the shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock held by Clairvest Group Inc. (as described in footnote (5)) as a result of the Director Nomination Agreement. Joseph Marinucci, as the manager of Prism Data, LLC, is deemed to have beneficial ownership over the interests shown. For Mr. Marinucci, interests shown include 95,062 shares of Class A Common Stock held by Mr. Marinucci and 2,800,800 shares of Class A common stock issuable upon conversion of 7,500 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Mr. Marinucci also holds warrants to purchase 1,312,720 shares of Class A Common Stock and 91,649 option shares of Class A Common Stock that Mr. Marinucci can exercise within 60 days. Prism Data’s ownership as presented does not include Mr. Marinucci’s Series B Preferred Stock or the warrants issued in connection therewith as Prism Data did not acquire any shares of Series B Preferred Stock or associated warrants.

(5)
Based on information set forth in Amendment No. 1 to the Schedule 13D/A filed with the SEC on October 26, 2020. Interests shown consist of (i) shares of Class A Common Stock held by Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership, (ii) shares of Class B Common Stock acquired held by CEP V-A DMS AIV and (iii) warrants to purchase shares of Class A Common Stock held by CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. Interests shown also consist of the shares of Class B Common Stock held by Prism Data, LLC (as described in footnote (4)) over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Shares also include 21,018 shares of Class A Common Stock that will be issued upon vesting of restricted stock units issued to Ms. Bell and Mr. Isenberg on June 22, 2022. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.

(6)
Interests consist of (i) 1,517,004 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV, L.P.; (ii) 1,724,562 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV-A, L.P.; (iii) 135,065 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV SBS, L.P.; (iv) 1,223,046 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV (USD), L.P.; (v) 2,854,699 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV-A (USD), L.P.; (v) 169,906 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV SBS (USD), L.P.; and (vi) 8,646,732 shares of Class A common stock issuable upon conversion of 28,671 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock) beneficially owned by Lion Capital (Guernsey) BridgeCo Limited, each which entity is managed by Lion Capital IV GP Limited, which is controlled by Lyndon Lea. The interests also include 29,291 shares of Class A common stock held by Mr. Lea and 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022. Lion Capital also holds warrants to purchase 2,958,098 shares of Class A Common Stock. The business address of Lyndon Lea and each such entity is 21 Grosvenor Place, London, SW1X 7HF.

(7)
Based on information set forth in Amendment No. 1 to the Schedule 13G/A filed with the SEC on February 16, 2021. The Schedule 13G/A indicates 3,012,718 shares of Class A Common Stock, warrants to purchase 1,168,886 shares of Class A Common Stock. In addition, 11,329 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock) are owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.

(8)	Includes 2,063,492 shares subject to warrants to purchase Class A Common Stock. The business address of 3i, LP is 2 Wooster St., New York NY 10013-2258.
(9)
Includes 2,063,492 shares subject to warrants to purchase Class A Common Stock. The business address of Altium Growth Fund, LP is 152 W 57TH ST FL 20, New York, NY 10019-3310. Altium Capital Management, LP, the investment manager of Altium Growth Fund, LP, has voting and investment power over these securities. Jacob Gottlieb is the managing member of Altium Capital Growth GP, LLC, which is the general partner of Altium Growth Fund, LP. Each of the Altium Growth Fund, LP and Jacob Gottlieb disclaims beneficial ownership over these securities. The principal address of Altium Capital Management, LP is 152 West 57th Street, 20th Floor, New York, NY 10019.

(10)
Includes 1,650,794 shares subject to warrants to purchase Class A Common Stock. The business address of Anson Investments Master Fund LP is 155 University Avenue, Suite 207, Toronto, ON M5H 3B7 Canada.

(11)
Includes 1,238,095 shares subject to warrants to purchase Class A Common Stock. The business address of Nomis Bay Limited is 400-145 Adelaide St W, West Toronto, Toronto, ON M5H 4E5 Canada. Murchinson Ltd. (“Murchinson”), as sub-advisor to Nomis Bay Ltd., has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares except of any pecuniary interests therein. The principal business address of Murchinson Ltd. 400-145 Adelaide Street West, Toronto ON M5H4E5.
(12)
Includes 825,397 shares subject to warrants to purchase Class A Common Stock. The business address of BPY Limited is 400-145 Adelaide St W, West Toronto, Toronto, ON M5H 4E5 Canada. Murchinson Ltd. (“Murchinson”), as sub-advisor to BPY Limited, has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by BPY Limited. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares except of any pecuniary interests therein. The principal business address of Murchinson Ltd. 400-145 Adelaide Street West, Toronto ON M5H4E5.

(13)	Includes 412,698 shares subject to warrants to purchase Class A Common Stock. The business address of Anson East Master Fund LP is 155 University Avenue, Suite 207, Toronto, ON M5H 3B7 Canada.
(14)
Class A interests shown include 95,062 shares of Class A Common Stock held by Mr. Borghese, (b) 91,649 options shares of Class A Common Stock that Mr. Borghese can exercise within 60 days and (c) 3,554,764 shares of Class A common stock issuable upon conversion of 10,000 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Class B interests shown are based on such individual’s ownership interests in Prism Data, LLC. Mr. Borghese also holds warrants to purchase 1,570,657 shares of Class A Common Stock.

(15)	Includes 342 shares of Class A Common Stock held by Mr. Ruelas. Class B Interests shown are based on such individual’s ownership interests in Prism Data, LLC.
(16)
Includes (a) 25,006 shares of Class A Common Stock held by Mr. Goodman, (b) 7,832 option shares of Class A Common Stock that Mr. Goodman can exercise within 60 days and (c) 496,027 shares of Class A common stock issuable upon conversion of 2,500 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Class B Interests shown are based on such individual’s ownership interests in Prism Data, LLC. Mr. Goodman also holds warrants to purchase 257,937 shares of Class A Common Stock.

(17)	Shares also include 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022.
(18)
Includes (a) 29,291 shares of Class A common stock held by Mr. Darwent and (b) 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022. Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. The business address of Mr. Darwent is 21 Grosvernor Place, London, SWIX 7HF.

(19)	Class A interests shown include (a) 20,598 shares of Class A Common Stock held by Mr. Saldana, and (b) 32,485 options shares of Class A Common Stock that Mr. Saldana can exercise within 60 days.
(20)
Does not include, and such director disclaims any beneficial ownership of 10,509 shares of Class A Common Stock to be issued upon vesting of restricted stock units on June 22, 2022, that were issued to such director, in each case, and that revert to Clairvest upon vesting and are included in Clairvest totals above.

ADDITIONAL INFORMATION
Householding Matters
If you and one or more stockholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered stockholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may mail a request to receive separate copies to the Company at 4800 140th Avenue N., Suite 101 Clearwater, Florida 33762, or call the Company at (877) 236-8632, and the Company will promptly deliver the Information Statement to you upon your request. Stockholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.
Available Information
Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.
CONCLUSION
As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions. Your consent to the above action is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.
By Order of the Board of Directors,

Joseph Marinucci
President and Chief Executive Officer
May 16, 2023

Appendix A
Form of Amendment to the Certificate of Incorporation
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
Digital Media Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:
FIRST: That the Board of Directors of the Corporation duly adopted a resolution by the unanimous written consent of its members proposing and declaring fair, reasonable and advisable and in the best interest of the Company and its stockholders the following amendment to the Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) and recommending that the stockholders of the Corporation consider and approve the resolution. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation be amended by deleting the text of the first paragraph of Article FOURTH thereof and substituting the following two paragraphs therefor.
“Effective as of [•] at 4:00 pm ET and upon the filing of the Certificate of Amendment to Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware (the “Effective Date”), the shares of (i) Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and (ii) Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock”), of the Corporation issued and outstanding immediately prior to the Effective Date (the “Old Shares”) shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into shares of Class A Common Stock or Class B Common Stock, respectively, at an exchange ratio of [•]-to-1, which definitive ratio shall be determined by the Corporation’s Board of Directors in its sole discretion (the “Reverse Stock Split”). No fractional shares shall be issued as a result of the Reverse Stock Split and, in lieu thereof, any and all fractional shares resulting from this corporate action shall be rounded up to the next highest whole number. The shares of Common Stock issued in connection with the Reverse Stock Split shall have the same rights, preferences and privileges as the Old Shares.
Immediately after the effectiveness of the Reverse Stock Split, the total number of shares of all classes of stock which the Corporation shall have authority to issue is 155,000,000 shares, 700,000,000, consisting of (i) 500,000,000 shares of Class A Common Stock, (ii) 60,000,000 shares of Class B Common Stock, (iii) 40,000,000 shares of Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock” and, together with the Class A Common Stock and the Class B Common Stock, the “Common Stock”), and (iv) 100,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share, including 80,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and 60,000 shares of the Series B Preferred Stock (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding or, in the case of Class A Common Stock, necessary for issuance upon conversion of outstanding shares of Class B Common Stock or Class C Common Stock or upon exchange of DMSH Common Units (as defined below) and corresponding shares of Class B Common Stock) by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) (a “Preferred Stock Designation”). Upon the effectiveness of the Domestication and this Certificate of Incorporation, each Class A ordinary share, par value $0.0001 per share, of Leo Cayman and each Class B ordinary share, par value $0.0001 per share, of Leo Cayman that are outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable share of Class A Common Stock, without any action required on the part of the Corporation or the holders thereof.”
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SECOND: That in lieu of a meeting and vote of all of the stockholders, the stockholders holding shares representing no less than the majority of voting power with respect to the matters to be acted upon (inclusive of holders of outstanding shares of Common Stock entitled to vote, or outstanding shares of Preferred Stock entitled to vote on an as converted basis or otherwise, voting together as a single class) have given consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
A-2

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this    day of   , 2023.
By:
Name: Joseph Marinucci
Title: Chief Executive Officer
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